                                                                   Exhibit 10.15

                       AMENDED, RESTATED AND CONSOLIDATED
                             SECURED PROMISSORY NOTE
                                     754150

     THIS AMENDED, RESTATED AND CONSOLIDATED SECURED PROMISSORY NOTE is made, this 10th day of February, 2006, by and between 1025 VERMONT AVENUE, LLC, a Virginia limited liability company ("Borrower"), and PRINCIPAL LIFE INSURANCE COMPANY, an Iowa corporation (as "Lender").

                                    RECITALS:

     A. 1025 Vermont Investors, L.L.C., a Delaware limited liability company ("Original Borrower"), is the maker of that certain Secured Promissory Note dated December 20, 2004 (the "Existing Note"), payable to the order of Lender in the original principal amount of $19,000,000.00. The Existing Note has an outstanding principal balance as of the date hereof equal to $19,000,000.00.

     B. The Existing Note is secured by that certain Deed of Trust, Security Agreement and Assignment of Rents dated December 20, 2004 (the "Existing Deed of Trust"), from Original Borrower to Robert L. Gorham and Joseph B. Whitebread, Jr., Trustees, for the benefit of Lender, recorded among the Land Records of the District of Columbia as Document No. 2004172598.

     C. By that certain Consent to Transfer and Assumption and Loan Modification dated January 12, 2006, by and among Original Borrower, Borrower and Lender, and recorded January 17, 2006, among the Land Records of the District of Columbia as Document No. 2006007910, Borrower assumed the obligations of Original Borrower under the Existing Note.

     D. Borrower has executed that certain Purchase Money Note of even date herewith payable to the order of Lender in the principal amount of $3,500,000.00 (the "Purchase Money Note").

     E. Lender and Borrower have agreed to consolidate the Existing Note and the Purchase Money Note into a single indebtedness in the original aggregate principal amount of $22,500,000.00 and to modify and restate said indebtedness as more particularly set forth below.

     NOW THEREFORE, Borrower and Lender hereby agree as follows:

     I. FOR VALUE RECEIVED, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, THE TERMS AND PROVISIONS OF (I) THE ANNEXED SECURED PROMISSORY NOTE DATED DECEMBER 20, 2004, IN THE ORIGINAL PRINCIPAL AMOUNT OF $19,000,000.00, WITH AN OUTSTANDING PRINCIPAL BALANCE AS OF THE DATE HEREOF OF $19,000,000.00, AND (II) THE ANNEXED PURCHASE MONEY NOTE OF EVEN DATE HEREWITH IN THE ORIGINAL PRINCIPAL AMOUNT OF $3,500,000.00 (COLLECTIVELY THE "ANNEXED NOTES"), ARE HEREBY CONSOLIDATED INTO A SINGLE INDEBTEDNESS IN THE ORIGINAL PRINCIPAL AMOUNT OF TWENTY-TWO MILLION FIVE HUNDRED THOUSAND AND NO\100 DOLLARS ($22,500,000.00) AND ARE HEREBY AMENDED AND RESTATED IN THEIR ENTIRETY AS HEREINAFTER SET FORTH, EFFECTIVE AS OF THE 10TH DAY OF FEBRUARY, 2006:

                             SECURED PROMISSORY NOTE
                                     754150

     $22,500,000.00                                            February 10, 2006

     1. FOR VALUE RECEIVED, 1025 VERMONT AVENUE, LLC, a Virginia limited liability company, as "Borrower" ("Borrower" to be construed as "Borrowers" if the context so requires), hereby promises to pay to the order of PRINCIPAL LIFE INSURANCE COMPANY, an Iowa corporation (as "Lender"), having a principal place of business and post office address at c/o Principal Real Estate Investors, LLC, 801 Grand Avenue, Des Moines, Iowa 50392-1450, or at such other place as Lender may designate, the principal sum of Twenty-two Million Five Hundred Thousand and 00/100 Dollars ($22,500,000.00) (the "Loan Amount") or so much thereof as shall from time to time have been advanced, together with interest calculated as follows:

          (a) Interest on $19,000,000.00 (representing the unpaid balance of the Existing Note) from February 1 through February 28, 2006, at the rate of four and ninety-one one-hundredths percent (4.91%) per annum, which interest shall be calculated by a daily rate based on the foregoing annual interest rate and a 360-day year and shall be due and payable on the Closing Date (as hereinafter defined).

          (b) Interest on $3,500,000.00 (representing the unpaid balance of the Purchase Money Note) from February 10, 2006 (the "Closing Date") through February 28, 2006, at the rate of six and twenty-one one-hundredths percent (6.21%) per annum, which interest shall be calculated by a daily rate based on the foregoing annual interest rate and a 360-day year and shall be due and payable on the Closing Date.

          (c) Beginning on April 1, 2006, interest shall be computed on the total unpaid principal balance of this Note, at the rate of five and eleven one-hundredths percent (5.11%) per annum, on the basis of a 360-day year composed of twelve 30-day months. Beginning on April 1, 2006, interest shall be due and payable in installments of Ninety-five Thousand Eight Hundred Twelve and 50/100 Dollars ($95,812.50), with an installment in a like amount due and payable on the same day of each month thereafter continuing to and including January 1, 2008. Beginning on February 1, 2008, principal and interest shall be due and payable in installments of One Hundred Twenty-two Thousand Three Hundred One and 99/100 Dollars ($122,301.99), with an installment in a like amount due and payable on the same day of each month thereafter until said principal and interest are fully paid, except that all remaining principal, interest to and including the date of payment and other Indebtedness shall be due and payable on January 1, 2010 (the "Maturity Date"), or such earlier date resulting from the acceleration of the Indebtedness by Lender. Each installment shall be credited first upon interest then accrued and the remainder upon principal. All principal and interest shall be paid in lawful money of the United States of America by automated clearing house transfer through such bank or financial institution as shall be approved in writing by Lender, shall be made to an account designated by Lender, and shall be initiated by Lender or shall be made in such other manner as Lender may direct from time to time. Any other monthly deposits or payments Borrower is required to make to Lender under the terms of the Loan Documents (as hereinafter defined) shall be made by the same payment method and on the same date as the installments of principal and interest due under this Secured Promissory Note (the "Note").

     2. No privilege is reserved by Borrower to prepay any principal of this Note prior to the Maturity Date, except privilege is reserved, after giving thirty (30) days' prior written notice to Lender, to prepay in full, but not in part, all principal and interest to and including the date on which payment is made, along with all sums, amounts, advances, or charges due under any instrument or agreement by which this Note is secured, upon the payment of a "Make Whole Premium." The Make Whole Premium shall be the greater of one percent (1%) of the principal amount to be prepaid or a premium calculated as provided in subparagraphs (a) through (c) below:

          (a) Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the * U.S. Treasury Issue ("Primary Issue") published one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield plus 50 basis points. In the event there is no market activity involving the Primary Issue at the time of prepayment, Lender shall choose a comparable Treasury Bond, Note or Bill ("Secondary Issue") which Lender reasonably deems to be similar to the Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield).

               * At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select in its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to maturity as this Note.

          (b) Calculate the "Present Value of the Loan." The Present Value of the Loan is the present value of the payments to be made in accordance with this Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date.

          (c) Subtract the amount of the prepaid proceeds from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

     Notwithstanding the above, partial prepayments will be permitted pursuant to the terms of paragraph 2 of the Property Reserves Agreement, and in the event of a partial prepayment, the Present Value of the Loan shall be calculated in accordance with (b) above multiplied by the fraction which results from dividing the amount of the prepaid proceeds by the principal balance immediately prior to prepayment. All prepayments shall be made on a regular installment date and shall be first applied to any payments in inverse order due and shall not defer the due date of any payments.

     If Borrower has otherwise fully complied with the preceding paragraphs, then, during the last 90 days prior to the Maturity Date, provided no Event of Default exists, no Make Whole Premium shall be payable.

     3. Borrower agrees that if Lender accelerates the whole or any part of the principal sum evidenced hereby after the occurrence of an Event of Default, or applies any proceeds pursuant to the provisions of the Loan Documents, Borrower waives any right to prepay said principal sum in whole or in part without premium and agrees to pay, as yield maintenance protection and not as a penalty, the Make Whole Premium.

     Notwithstanding the above, in the event any proceeds from a casualty or Taking of the Premises are applied to reduce the principal balance hereof, such reduction shall be made without a Make Whole Premium, provided no Event of Default then exists under the Loan Documents.

     4. If any payment of principal, interest, or other Indebtedness is not made when due, damages will be incurred by Lender, including additional expense in handling overdue payments, the amount of which is difficult and impractical to ascertain. Borrower therefor agrees to pay, upon demand, the sum of four cents ($.04) for each one dollar ($1.00) of each said payment which becomes overdue ("Late Charge") as a reasonable estimate of the amount of said damages, subject, however, to the limitations contained in paragraph 6 hereof.

     Notwithstanding anything hereinabove to the contrary, the Late Charge assessed on any amount due on the Maturity Date but not then paid, whether or not by acceleration, shall not be four cents for each one dollar as described above, but shall instead be a sum equal to the interest which would have accrued on the principal balance then outstanding from the date the payment is made to the end of the month in which the Maturity Date occurs. Such Late Charge shall be in addition to interest otherwise accruing under this Note.

     5. If any Event of Default has occurred and is continuing under the Loan Documents, the entire principal balance of the Loan, interest then accrued, and Make Whole Premium, and all other Indebtedness whether or not otherwise then due, shall at the option of Lender, become immediately due and payable without demand or notice, and whether or not Lender has exercised said option, interest shall accrue on the entire principal balance, interest then accrued, Make Whole Premium and any other Indebtedness then due, at a rate equal to the Default Rate until fully paid.

     6. Notwithstanding anything herein or in any of the other Loan Documents to the contrary, no provision contained herein or therein which purports to obligate Borrower to pay any amount of interest or any fees, costs or expenses which are in excess of the maximum permitted by applicable law, shall be effective to the extent it calls for the payment of any interest or other amount in excess of such maximum. All agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand for payment or acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged or received by Lender exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to Lender in excess of the maximum lawful amount, the interest payable to Lender shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance Lender shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall, at the option of Lender, be refunded to Borrower or be applied to the reduction of the principal hereof, without a Make Whole Premium and not to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal hereof such excess shall be refunded to Borrower. This paragraph shall control all agreements between Borrower and Lender.

     7. Borrower and any endorsers or guarantors waive presentment, protest and demand, notice of protest, demand and dishonor and nonpayment, and agree the Maturity Date of this Note or any installment may be extended without affecting any liability hereunder, and further promise to pay all reasonable costs and expenses, including but not limited to, reasonable attorney's fees incurred by Lender in connection with any default or in any proceeding to interpret and/or enforce any provision of the Loan Documents. No release of Borrower from liability hereunder shall release any other maker, endorser or guarantor hereof.

     8. This Note is secured by the Loan Documents creating among other things legal and valid encumbrances on and an assignment of all of Borrower's interest in any Leases of the Premises located in the District of Columbia. Capitalized terms used herein and not otherwise defined shall have those meanings given to them in the Mortgage (as hereinafter defined) or any of the other instruments or documents evidencing, securing or governing the loan evidenced by this Note (collectively, the "Loan Documents"). In no event shall such documents be construed inconsistently with the terms of this Note, and in the event of any discrepancy between any such documents and this Note, the terms hereof shall govern. The proceeds of this Note are to be used for business, commercial, investment or other similar purposes, and no portion thereof will be used for any personal, family or household use. This Note shall be governed by and construed in accordance with the laws of the State where the Premises is located, without regard to its conflict of law principles.

     9. Notwithstanding any provision to the contrary in this Note or the Loan Documents and except as otherwise provided for below, the liability of Borrower under the Loan Documents shall be limited to the interest of Borrower in the Premises and the Rents. In the event of foreclosure of the liens evidenced by the Loan Documents, no judgment for any deficiency upon the Indebtedness evidenced by the Loan Documents shall be sought or obtained by Lender against Borrower. Nothing herein shall in any manner limit or impair (i) the lien or enforcement of the Loan Documents pursuant to the terms thereof or (ii) the obligations of any indemnitor or guarantor, if any.

          Notwithstanding any provision hereinabove to the contrary, Borrower shall be personally liable to Lender for:

          (a) any loss or damage to Lender arising from (i) the sale or forfeiture of the Premises resulting from Borrower's failure to pay any of the taxes, assessments or charges specified in the Loan Documents or (ii) Borrower's failure to insure the Premises in compliance with the provisions of the Loan Documents, only to the extent that Lender or its Agents have not collected funds in an escrow as a reserve for payment of taxes and assessments and insurance;

          (b) any event or circumstance for which Borrower indemnifies Lender under the Environmental Indemnity;

          (c) nonpayment of taxes, assessments, insurance premiums and utilities for the Premises and any penalty or late charge associated with nonpayment thereof, only to the extent that Lender or its Agents have not collected funds in an escrow as a reserve for payment of taxes and assessments and insurance;

          (d) material failure to manage, operate, and maintain the Premises in a commercially reasonable manner for similar property types in the surrounding geographic area;

          (e) any sums expended by Lender in fulfilling the obligations of Borrower as lessor under any Lease of the Premises prior to a sale of the Premises pursuant to foreclosure or power of sale, a bona fide sale (permitted by the terms of paragraph 2(f) of the Mortgage (it being agreed that "Mortgage" as used herein shall be construed to mean "mortgage" or "deed of trust" or "trust deed" as the context so requires) or consented to in writing by Lender) to an unrelated third party or upon conveyance to Lender of the Premises by a deed acceptable to Lender in form and content (each of which shall be referred to as a "Sale" for purposes of this paragraph) or expended by Lender after a Sale of the Premises for obligations of Borrower which arose prior to a Sale of the Premises;

          Borrower's personal liability for items specified in (c), (d) and (e) above shall be limited to the amount of rents, issues, proceeds and profits from the Premises ("Rents and Profits") received by Borrower for the twenty-four (24) months preceding an Event of Default and thereafter; but less any such Rents and Profits applied to (A) payment of principal, interest and other charges when due under the Loan Documents, or (B) payment of expenses for the operation, maintenance, taxes, assessments, utility charges and insurance of the Premises including sufficient reserves for the same or replacements or renewals thereof ("Operation Expense(s)") provided that (x) Borrower has furnished Lender with evidence reasonably satisfactory to Lender of the Operation Expenses and payment thereof, and
     (y) any payments to parties related to Borrower shall be considered an Operation Expense only to the extent that the amount expended for the Operation Expense does not exceed the then current market rate for such Operation Expense.

          (f) any rents or other income regardless of type or source of payment or other considerations in lieu thereof (including, but not limited to, common area maintenance charges, lease termination payments, refunds of any type, prepayment of rents, settlements of litigation, or settlements of past due rents) from the Premises which Borrower has received or will receive after an Event of Default under the Loan Documents which are not applied to (A) payment of principal, interest and other charges when due under the Loan Documents or (B) payment of Operation Expenses provided that
     (x) Borrower has furnished Lender with evidence reasonably satisfactory to Lender of the Operation Expenses and payment thereof, and (y) any payments to parties related to Borrower shall be considered an Operation Expense only to the extent that the amount expended for the Operation Expense does not exceed the then current market rate for such Operation Expense;

          (g) any security deposits of tenants not otherwise applied in accordance with the terms of the Lease(s), together with any interest on such security deposits required by law or the leases, not turned over to Lender upon conveyance of the Premises to Lender pursuant to foreclosure or power of sale or by a deed acceptable to Lender in form and content;

          (h) misapplication or misappropriation of tax reserve accounts, tenant improvement reserve accounts, security deposits, prepaid rents or other similar sums paid to or held by Borrower or any other entity or person in connection with the operation of the Premises;

          (i) any insurance or condemnation proceeds or other similar funds or payments applied by Borrower in a manner other than as expressly provided in the Loan Documents; and

          (j) any loss or damage to Lender arising from any fraud or willful misrepresentation by or on behalf of Borrower, Interest Owner or any guarantor regarding the Premises, the making or delivery of any of the Loan Documents or in any materials or information provided by or on behalf of Borrower, Interest Owner or guarantor, if any, in connection with the Loan.

          Notwithstanding anything contained in paragraphs 9(a)(i) and 9(c) hereinabove as it relates solely to taxes, assessments and insurance premiums, to the extent Lender is impounding for taxes, assessments and insurance premiums in accordance with the Loan Documents and Borrower has fully complied with all terms and conditions of the Loan Documents relating to impounding for the same, then Borrower shall not be personally liable for Lender's failure to apply any of said impound amounts held by Lender in accordance with the Loan Documents.

          Notwithstanding anything to the contrary in the Loan Documents, the limitation on liability contained in the first paragraph of this paragraph 9 SHALL BECOME NULL AND VOID and shall be of no further force and effect in the event:

          (w) of any breach or violation of paragraph 2(f) (due on sale or encumbrance) of the Mortgage, other than (i) the filing of a nonmaterial mechanic's lien affecting the Premises or a mechanic's lien affecting the Premises for which Borrower has complied with the provisions of paragraph 1(e) of the Mortgage, or (ii) the granting of any utility or other nonmaterial easement or servitude burdening the Premises, or (iii) any transfer or encumbrance of a nonmaterial economic interest in the Premises not otherwise set forth in (i) or (ii);

          (x) of any filing by Borrower of a petition in bankruptcy or insolvency or a petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Bankruptcy laws of the United States or under any other applicable federal, state or other statute or law.

     10. If more than one, all obligations and agreements of Borrower are joint and several.

     Notwithstanding any term or provision contained herein to the contrary, no personal liability shall under any circumstances be assumed by nor shall at any time any liability be asserted or enforceable against any manager or member of the undersigned (nor of the directors, agents, employees, officers, shareholders, members, partners or principals of such partners), on account of the Loan or any of the Loan Documents or on account of any of the above-referenced carve-outs or on account of any warranty, indemnity, representation, covenant, undertaking or agreement of the undersigned or any other party therein contained, either express or implied, including, without limitation, for the payment of any of the principal, interest, late charges, fees or other charges or other amounts due in connection with the Loan or the Loan Documents or for any deficiency judgment which the holder hereof may obtain after foreclosure under the mortgage, all such personal liability, if any, being herein expressly waived and released.

     11. This Note may not be changed or terminated orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. All of the rights, privileges and obligations hereunder shall inure to the benefit of the heirs, successors and assigns of Lender and shall bind the heirs and permitted successors and assigns of Borrower.

     12. If any provision of this Note shall, for any reason, be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Note shall be construed as if such invalid or unenforceable provision had never been contained herein.

     13. This Note may be executed in counterparts, each of which shall be deemed an original; and such counterparts when taken together shall constitute but one agreement.

     II. THE EXISTING NOTE AND THE PURCHASE MONEY NOTE, AS AMENDED, CONSOLIDATED AND RESTATED BY THIS AMENDED, RESTATED AND CONSOLIDATED SECURED PROMISSORY NOTE, ARE SECURED INTER ALIA, BY THE FOLLOWING SECURITY INSTRUMENTS: (I) THE EXISTING DEED OF TRUST, AND (II) THAT CERTAIN PURCHASE MONEY DEED OF TRUST, SECURITY AGREEMENT AND ASSIGNMENT OF RENTS OF EVEN DATE HEREWITH (THE "PURCHASE MONEY DEED OF TRUST") TO BE RECORDED

FORTHWITH AMONG THE AFORESAID LAND RECORDS. THE EXISTING DEED OF TRUST AND THE PURCHASE MONEY DEED OF TRUST ARE AMENDED, CONSOLIDATED AND RESTATED BY THAT CERTAIN MODIFICATION AND CONSOLIDATION AGREEMENT AND RESTATEMENT OF DEEDS OF TRUST, SECURITY AGREEMENTS AND ASSIGNMENTS OF RENTS OF EVEN DATE HEREWITH CONVEYING TO ROBERT L. GORHAM AND JOSEPH B. WHITEBREAD, JR., TRUSTEES, CERTAIN REAL PROPERTY SITUATED IN THE DISTRICT OF COLUMBIA.

     III. BORROWER HEREBY ACKNOWLEDGES THAT AS OF THE DATE HEREOF THE EXISTING NOTE AND THE PURCHASE MONEY NOTE, AS AMENDED, CONSOLIDATED AND RESTATED HEREBY, ARE IN FULL FORCE AND EFFECT AND BINDING IN ACCORDANCE WITH THEIR RESPECTIVE TERMS, THAT THE BORROWER IS INDEBTED TO LENDER IN THE AGGREGATE PRINCIPAL AMOUNT OF TWENTY-TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($22,500,000.00) BEING THE AMOUNT ADVANCED HEREUNDER AS OF THE DATE HEREOF, THAT INTEREST HAS BEEN PAID TO THE DATE HEREOF, THAT TWENTY-TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($22,500,000.00), WITH INTEREST AS PROVIDED IN THE EXISTING NOTE AND THE PURCHASE MONEY NOTE, AS HEREBY CONSOLIDATED, AMENDED AND RESTATED, IS DUE AND PAYABLE WITHOUT OFFSET, AND THAT THERE EXISTS NO DEFENSE TO THE PAYMENT OF THE INDEBTEDNESS REPRESENTED BY THE EXISTING NOTE AND THE PURCHASE MONEY NOTE, AS HEREBY CONSOLIDATED, AMENDED AND RESTATED.

     IV. THIS AMENDED, RESTATED AND CONSOLIDATED SECURED PROMISSORY NOTE IS EXECUTED BY THE UNDERSIGNED AS OF THE DATE HEREOF TO AFFIRM THAT THE BORROWER AND THE LENDER AGREE TO THE TERMS HEREOF, WHICH TERMS, COVENANTS AND CONDITIONS SHALL INURE TO THE BENEFIT OF LENDER AND SHALL BE BINDING UPON BORROWER AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.

     V. THIS AMENDED, RESTATED AND CONSOLIDATED SECURED PROMISSORY NOTE MAY BE EXECUTED IN ANY NUMBER OF COUNTERPARTS, EACH OF WHICH SHALL BE DEEMED TO BE AN ORIGINAL, BUT ALL OF WHICH TOGETHER SHALL CONSTITUTE ONE AND THE SAME INSTRUMENT.

                       [SIGNATURES COMMENCE ON NEXT PAGE]

     IN WITNESS WHEREOF, this Amended and Restated Secured Promissory Note has been duly executed and delivered by the Borrower and approved by Lender as of the 10th day of February, 2006.

                                        BORROWER:

                                        1025 VERMONT AVENUE, LLC, a Virginia
                                        limited liability company

                                        By: 1025 VERMONT AVENUE SPE, INC, a
                                            Virginia corporation, its Manager


                                        By: /s/ Oliver T Carr, III
                                            ------------------------------------
                                            Oliver T. Carr, III, President

     This is to certify that this is the Amended, Restated and Consolidated Secured Promissory Note described in that certain Modification and Consolidation Agreement and Restatement of Deeds of Trust, Security Agreements and Assignments of Rents dated of even date herewith among 1025 Vermont Avenue, LLC, the trustees named therein and Principal Life Insurance Company encumbering the property described thereby.


                                        /s/ Madina A. Robinson
                                        ----------------------------------------
                                        Notary Public

                        My Commission Expires: 12-14-2008

APPROVED:

LENDER:

PRINCIPAL LIFE INSURANCE COMPANY,
An Iowa corporation

By: PRINCIPAL REAL ESTATE INVESTORS, LLC,
    a Delaware limited liability company,
    its authorized signatory


By: /s/ Jennifer Krambeck
    ------------------------------------
Print Name: Jennifer Krambeck
Title: Closing Consultant


By: /s/ Patrice K. Davis
    ------------------------------------
Print Name: Patrice K. Davis
Title: Director-Closing